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                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK  10017
                                 (212) 450-4000


                                                           September 16, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

        We hereby represent that the Post-Effective Amendments to the registered unit investment trusts described in Exhibit A attached hereto do not contain disclosures which would render them ineligible to become effective pursuant to Rule 485(b) under the Securities Act of 1933.

                                                        Very truly yours,

                                                        Davis Polk & Wardwell

Attachment

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                                   EXHIBIT A
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




                                                                       1933 ACT   1940 ACT
FUND NAME                                                      CIK     FILE NO.   FILE NO.
---------                                                      ---     --------   --------



DEFINED ASSET FUNDS-- EIF 2 ES-AT&T SHARES                    731871   2-87566    811-3044

DEFINED ASSET FUNDS-EIF UCSS-4                                318042   2-68397    811-3044


DEFINED ASSET FUNDS-GSIF GNMA SERIES 1I                       781299   33-21452   811-2810
DEFINED ASSET FUNDS-GSIF GNMA SERIES 1Y                       893062   33-57873   811-2810


DEFINED ASSET FUNDS- IS-207 DAF                               803945   33-54037   811-1777
DEFINED ASSET FUNDS- IS-224 DAF                               804029   33-59303   811-1777


DEFINED ASSET FUNDS-CIF ITS-38                                883649   33-48777   811-2295


DEFINED ASSET FUNDS-MITF ITS-157                              780818   33-35574   811-1777
DEFINED ASSET FUNDS- ITS-209 DAF                              868116   33-49637   811-1777
DEFINED ASSET FUNDS- ITS-234 DAF                              910380   33-54001   811-1777
DEFINED ASSET FUNDS- ITS-257 DAF                              924349   33-60599   811-1777
DEFINED ASSET FUNDS- ITS-306                                  947057   333-2687   811-1777


DEFINED ASSET FUNDS-MPS-313 DAF                               781819   33-49449   811-2295


DEFINED ASSET FUNDS-MITF MPS-518                              803725   33-47337   811-1777
DEFINED ASSET FUNDS- MPS-529 DAF                              892748   33-49611   811-1777
DEFINED ASSET FUNDS- MPS-543 DAF                              892766   33-54073   811-1777
DEFINED ASSET FUNDS- MPS-607                                  947138   333-2453   811-1777

DEFINED ASSET FUNDS-MITF MSS-8                                881832   33-48474   811-1777
DEFINED ASSET FUNDS- MSS-210 DAF                              924315   333-0406   811-1777
DEFINED ASSET FUNDS- MSS-312                                  1031543  333-2648   811-1777
DEFINED ASSET FUNDS- MSS-38 DAF                               895625   33-49623   811-1777
DEFINED ASSET FUNDS- MSS-39 DAF                               895626   33-49657   811-1777
DEFINED ASSET FUNDS- MSS-67 DAF                               910017   33-54133   811-1777
DEFINED ASSET FUNDS- MSS-91 DAF                               924273   33-59029   811-1777
DEFINED ASSET FUNDS- MSS-92 DAF                               924274   33-59537   811-1777


DEFINED ASSET FUNDS-CS Real Estate Income Fund - 2            1012462  333-0269   811-3044

TOTAL:   26 FUNDS

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